EXHIBIT 4d

THIRD AMENDMENT TO
            AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT

This Third Amendment to Amended and Restated Revolving Credit Loan Agreement (this "Amendment") is made and entered into as of the 30th day of June, 1994, by and between LACLEDE STEEL COMPANY, a Delaware corporation("Borrower"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, NATIONAL CITY BANK, MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, COMMERCE BANK OF ST. LOUIS, N.A. (collectively, the "Banks"), and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, AS AGENT for the Banks ("Agent").

                                Recitals:

A. Borrower, Agent and the Banks have entered into a certain Amended and Restated Revolving Credit Loan Agreement dated September 16, 1992, as amended by that certain First Amendment to Amended and Restated Revolving Credit Loan Agreement dated July 20, 1993, and as further amended by that certain Second Amendment to Amended and Restated Revolving Credit Loan Agreement dated as of January 20, 1994 (as amended, modified, restated, or replaced from time to time, the "Credit Agreement") pursuant to which the Banks have (i) extended an $80,000,000 revolving credit facility to Borrower, which facility includes the issuance of letters of credit (the "Revolving Loan Facility"), and (ii) extended an additional short-term revolving credit facility (the "Bridge Facility") to Borrower in an aggregate amount not to exceed $15,000,000 and subject to the reductions specified in the Credit Agreement to provide working capital to Borrower in the event that there is no availability under the Revolving Loan Facility.

B. The parties desire to amend the Credit Agreement to set forth their mutual understanding and agreement with respect to the Revolving Loan Facility and the Bridge Facility.

                               Agreement:

     In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Agent and the Banks hereby agree as follows:

1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit
Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows, effective as of the date of this
Amendment:



     2.1.  The second sentence of Section 1.1. of the Credit
     Agreement is hereby deleted and replaced with the following:

          "Without limiting the terms of the preceding sentence, at no time shall a Bank be obligated to make a Non-Reimbursement Loan if the principal amount of the requested Non-Reimbursement Loan plus the aggregate unpaid principal amount of such Bank's other Non-Reimbursement Loans at the time of the request exceeds that Bank's Non-Reimbursement Loan Commitment."

     2.2. Section 1.5. of the Credit Agreement is hereby deleted and replaced with the following:

          "Section 1.5. Interest on Eurodollar Revolving Loans.

          (a) Subject to the terms of Section 1.5.(b), each Eurodollar Revolving Loan, so long as it shall be Eurodollar Revolving Loan, shall bear interest on the unpaid principal amount thereof during each Eurodollar Interest Period applicable to such Eurodollar Revolving Loan at a rate per annum equal to the sum of (i) the Eurodollar Rate, plus (ii) 250 basis points. For the purposes of the Section 1.5.(a), the term "basis point" shall mean one-hundredth (1/100th) of one percent (1%). The Agent shall, after the applicable Eurodollar Rate is determined, notify the Borrower and the Banks of such interest rate. Interest on each Eurodollar Revolving Loan shall be payable on each Eurodollar Interest Payment Date with respect to that Revolving Loan and when that Revolving Loan shall be due (whether by reason of acceleration or otherwise) and upon the date of any prepayment of that Revolving Loan.

          (b) Notwithstanding the terms of Section 1.5.(a) to the contrary, the principal balance of the Revolving Loans from time to time outstanding up to an not to exceed $5,000,000 shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus one percent f(1%). At Agent's discretion outstanding Eurodollar Revolving Loans shall make up all, some, or none of the Revolving Loans to which such interest rate is applicable, with the remainder, if any, made up of outstanding Domestic Base Rate Revolving Loans. After Agent determines that a Eurodollar Revolving Loan is to bear interest at the rate specified in this Section 1.5.(b), interest on such Revolving Loan shall be payable on successive Domestic Base Rate Interest Dates, beginning on the first such date after Agent makes its determination


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          and on the date such first such Revolving Loan shall be
          due (whether by reason of acceleration or otherwise) and on the date of any prepayment of such Revolving
          Loan.

          (c) The interest rates provided in this Section 1.5. shall be computed on the basis of a year of 360 days and the actual number of days elapsed and, in the case of the interest rate provided in Section 1.5.(b), shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate."

     2.3. Section 1.6. of the Credit Agreement is hereby deleted and replaced with the following:

      "Section 1.6. Interest on Domestic Base Rate Revolving
Loans.

          (a) Subject to the terms of Section 1.6.(b), each Domestic Base Rate Revolving Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate in effect from time to time. The Agent shall notify the Borrower and the Banks of such interest rate. Interest on each Domestic Base Rate Revolving Loan shall be payable on successive Domestic Base Rate Interest Payment Dates, beginning on the first such date after the date such Revolving Loan is made or converted to a Domestic Base Rate Revolving Loan and on the date when such Revolving Loan shall be due (whether by reason of acceleration or otherwise) and on the date of any prepayment os such Revolving Loan.

          (b) Notwithstanding the terms of Section 1.6.(a) to the contrary, the principal balance of the Revolving Loans from time to time outstanding up to an not to exceed $5,000,000 shall bear interest at the Base Rate plus one percent (1%). At Agent's discretion outstanding Domestic Base Rate Revolving Loans shall make up all, some, or none of the Revolving Loans to which such interest rate is applicable, with the remainder, if any, made up of outstanding Eurodollar Revolving Loans. Interest on any Domestic Base Rate Revolving Loan which bears interest at the rate specified in this Section 1.6.(b) shall be payable on the dates specified in Section 1.6.(a).

          (c) The interest rates provided in this section 1.6. shall be computed on the basis of a year of 360 days and the actual number of days elapsed and shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate"

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     2.4 Section 1.7. of the Credit Agreement is hereby deleted and replaced with the following:

               "Section 1.7. Default Rate of Interest. If borrower shall fail to pay when due (at maturity, whether by reason of acceleration or otherwise) all or any portion of the principal amount of any Revolving Loan, such unpaid amount shall no longer bear interest in accordance with the terms of Section
1.5. or Section 1.6., as the case may be, but shall instead bear interest at the Default Rate for each day from the day it became so due until paid in full, payable on demand."

     2.5. Section 2.1. of the Credit Agreement is hereby deleted and replaced with the following:

               "Section 2.1. Letters of Credit.  Subject to
   Section 4.2 and the other terms of this Agreement, pursuant to written application and reimbursement therefor, substantially in the form of Exhibit C attached hereto (or such other form as may be agreed to by the Agent and the Borrower), executed by Borrower or Laclede Chain, as the case may be, and delivered to Agent (a "Letter of Credit Agreement"), along with payments to the Agent of the Letter of Credit Fee for said Letter of Credit, the Agent (on behalf of the Bank, as hereinafter provider) shall issue Letters of Credit to such beneficiaries as are designated in a Letter of Credit Agreement by Borrower or Laclede Chain, for the account of Borrower or Laclede Chain, whichever has executed and delivered that Letter of Credit Agreement, in the form of the Agent's standard commercial letter of credit; provided, however, in no event shall a Letter of Credit be issued by Agent if, (a) the face amount of said Letter of Credit exceeds the Borrowing Base on such date, or (b) after giving effect to the issuance of said Letter of Credit the sum of (i) the aggregate of the then unpaid principal balance of all Revolving Loans (including Reimbursement Loans), and (ii) the Letter of Credit Obligations, would exceed the then aggregate of the Banks' Revolving Loan Commitments."

     2.6. The definition of "Available Amount" in Article 10 of the Credit Agreement is hereby deleted and replaced with the following:

          " Available Amount for a Bank shall mean, on any particular date, the Dollar amount which is equal to the lesser of (i) the Revolving Loan Commitment of such Bank, and (ii) such Bank's Pro Rata Share of the
          Borrowing Base on such date."

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     2.7. The definition of "Borrowing Base" in Article 10 of the
     Credit Agreement is hereby deleted and replaced with the following:

          " Borrowing Base shall mean, on any particular date, the Dollar amount which is equal to:

          (i) 80% of Eligible Accounts Receivable as of such date; plus

          (ii) the lesser of: (a) 50% of Eligible Inventory consisting of raw materials, work in process, and the undrawn amount of letters of credit issued and outstanding as of such date for the account of Borrower or any of its subsidiaries for their purchase of Eligible Inventory, and 60% of Eligible Inventory consisting of finished goods as of such date; provided, however, that commencing on October 1, 1994 only 50% of Eligible Inventory consisting of finished goods shall be included in the Borrower Base, and (b) $5,000,000; less

          (iii) the principal amount of all outstanding Revolving
          Loans and Bridge Loans and the Letter of Credit
          Obligations.

          Notwithstanding any terms or provisions in the Credit Agreement to the contrary, the Borrowing Base shall not be considered and shall have no effect on the amount of availability under the Bridge Facility at any time."

     2.8. The definition of "Letter of Credit Obligations" in
     Article 10 of the Credit Agreement is hereby deleted and replaced with the following:

          " Letter of Credit Obligations shall mean the aggregate Dollar amount of all outstanding indebtedness, liabilities and obligations (direct, contingent or otherwise, and including interest and any applicable charges and the aggregate undrawn amount of the Letters of Credit) of Borrower or Laclede Chain, or both of them, to the agent on issued and outstanding Letters of Credit and under the Letter of Credit Agreements executed and delivered by Borrower or Laclede Chain with respect to such Letters of Credit."

     2.9. Exhibit H attached hereto shall be attached to the Credit Agreement in place of Exhibit H currently attached thereto and shall be deemed to be incorporated in the Credit Agreement for all purposes as though originally made a part thereof.


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3.   No Extension.  Nothing contained in this Amendment shall be construed as extending or evidencing the agreement of any of the Banks to an extension of the Revolving Loan Termination Date or the Bridge Loan Termination Date.

4. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Bank that (i) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Amendment or any of the other documents, agreements, or certificates executed by Borrower in connection with the transactions contemplated by this Amendment,
(ii) this Amendment and all other documents, agreements, and certificates executed by Borrower in connection with the transactions contemplated by this Amendment constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or equity),
(iii) all of the representations and warranties contained in
Article 5 of the Credit Agreement, as amended by this Amendment, are true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment, and (iv) as of the date hereof there exists no Event of Default or event which with the passage of time, giving of notice or otherwise would constitute an Event of Default.

5. Effect on Loan Documents. Except as specifically amended hereby, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Documents, nor constitute a waiver of any provision of the Loan Documents except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Credit Agreement, as amended hereby. Upon the effectiveness of this Amendment, each reference in the Loan Documents, other than the Credit Agreement, to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

6. Reaffirmation. Borrower hereby ratifies, affirms, acknowledges, and agrees that the Credit Agreement (as amended by this Amendment) and the Notes represent the valid, enforceable and collectible obligations of Borrower, and Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise or rights of setoff



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whatsoever known to Borrower with respect to any of the Loan
Documents. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens securing payment of the Obligations and that such liens continue to apply and remain fully perfected and enforceable. Borrower hereby ratifies and confirms its Unlimited Guaranty dated September 16, 1992, covering the indebtedness of Laclede Chain Company for the benefit of the Banks, and agrees that the same is and shall continue in full force and effect to cover all present and future indebtedness of Laclede Chain Company to the Agent or the Banks, including indebtedness arising under Letters of Credit issued for the account of Laclede Chain Company.

7.   Governing Law.  This Amendment has been delivered in St.
Louis, Missouri and shall be governed by and construed in accordance with the laws and decisions of the State of Missouri without giving effect to the choice or conflicts of law principles thereunder.

8. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ATTEST:                                 LACLEDE STEEL COMPANY


                                        Michael H. Lane
                                        Vice President-Finance


     Laclede Chain Manufacturing Company, A Delaware corporation, Laclede Mid America, Inc., an Indiana corporation, and Laclede Consulting Services Limited, a Delaware corporation (collectively, the "Subsidiaries"), have executed this Amendment in the space provided below to acknowledge the terms of this Agreement, and to ratify and confirm their respective obligations under the Security Agreement dated September 16, 1992, executed by Borrower and the Subsidiaries for the benefit of the Agent, for the ratable benefit of the Banks. The Subsidiaries further acknowledge that said Security Agreement is and shall continue in full force and effect to secure the "Obligations", as such term is defined in said Security Agreement, including but not limited to the indebtedness of Borrower now or hereafter arising under the Credit Agreement (as amended by this Amendment) and the Notes.


ATTEST:                            LACLEDE CHAIN MANUFACTURING
                                   COMPANY

                                   By:
                                        Michael H. Lane
                                        Vice President



ATTEST:                            LACLEDE MID AMERICA, INC.

                                   By:
                                        Michael H. Lane
                                        Vice President


ATTEST:                            LACLEDE CONSULTING SERVICES
                                   LIMITED

                                   By:
                                        Michael H. Lane
                                        Vice President




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               [SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED
               AND RESTATED REVOLVING CREDIT LOAN AGREEMENT]



THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

By:
  Name:   Barbara F. Drago
  Title:  Vice President


COMMERCE BANK OF ST. LOUIS, N.A.

By:
  Name:   Fred H. Entrikin, III
  Title:  Senior Vice President


MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION

By:
  Name:   Edward A. Cheney
  Title:  Vice President


NATIONAL CITY BANK

By:
  Name:   Joseph A. Runk, Jr.
  Title:  Account Representative






















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